                                                                     Exhibit 3.1
                                                                     -----------

                          PROLIANCE INTERNATIONAL, INC.

                                  * * * * * * *

                          AMENDED AND RESTATED BY-LAWS

                                  * * * * * * *

                            -------------------------

                                   ARTICLE I
                                     OFFICES
                                     -------

         SECTION 1. The registered office shall be in the City of Wilmington,
County of New Castle, State of Delaware.

         SECTION 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS
                            ------------------------

         SECTION 1. All meetings of the stockholders for the election of directors shall be held in the offices of the corporation in New Haven,
Connecticut, or at such other place either within or without the State of
Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of
Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Notwithstanding the foregoing, the board of directors may, in its sole discretion, determine that meetings of stockholders shall not be held at any place, but shall instead be held by means of remote communications, subject to such guidelines and procedures as the board of directors may adopt from time to time. The whole board may postpone and reschedule any previously scheduled annual or special meeting of stockholders.

         SECTION 2. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall elect directors to succeed those whose terms expire at such meeting by a plurality vote, which may or may not be by written ballot as determined by the board of directors, and transact such other business as may properly be brought before the meeting.

         SECTION 3. Written notice of the annual meeting stating the place, date and hour of the meeting and the means of remote communications, if any, by which stockholders and proxies may be deemed to be present in person and vote at such meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than 60 days before the date of the meeting. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the chairman of the meeting or (ii) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this Section 3, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 3. For business properly to be brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. To be in proper written form, a stockholder's notice to the secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii)
the name and address, as they appear on the corporation's books, of the stockholder proposing such business; (iii) the class or series and number of shares of the corporation which are beneficially owned by the stockholder; (iv)
any material interest of the stockholder in such business; and (v) if the stockholder intends to solicit proxies in support of such stockholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting and such stockholder's proposal has been included in a proxy statement that has been prepared by management of the corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 3. The chairman of an annual meeting may refuse to permit any business to be brought before an annual meeting which fails to comply with the foregoing procedures or, in the case of a stockholder proposal, if the stockholder solicits proxies in support of such stockholder's proposal without having made the representation required by clause (v) of the third preceding sentence.

                                      -2-

         SECTION 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.
Nothing contained in this Section 4 shall require the corporation to include electronic mail addresses or other electronic contact information on such list.
Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting,
(1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is furnished with the notice of the meeting, or (2) during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided in the notice of the meeting.

         SECTION 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, may be called by the chairman of the board or chief executive officer and shall be called by the chairman of the board, chief executive officer or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the means of remote communications, if any, by which stockholders and proxies may be deemed to be present in person and vote at such meeting, in each case as designated by the board, and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than
60 days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         SECTION 6. (a) Any holder or holders of record of capital stock requesting the corporation to call a special meeting of stockholders pursuant to
Section 5 of this Article II (collectively, the "Initiating Stockholder") shall deliver or mail written notice of such request to the secretary of the corporation at its principal executive offices (the "Notice"). The Notice shall contain all the information that would be required in a notice to the secretary given pursuant to Section 3 of this Article II in connection with an annual meeting of stockholders.

         (b) Within 14 days after the secretary's receipt of the Notice from the
Initiating Stockholder containing all the information required by subsection (a)
of this Section 6,

                                      -3-

the board of directors shall fix a record date for determining the stockholders of record entitled to join in the request for the calling of the special meeting of stockholders. Such record date shall not be earlier than the date on which the board of directors fixes the same and shall not be later than 30 days after such date. Only holders of record of common stock on the record date shall be entitled to join in the request. The corporation shall give prompt written notice of the fixing of the record date to the Initiating Stockholder. If stockholders of record on the record date owning of record on such date at least a majority of the outstanding capital stock entitled to vote deliver or mail written requests to the secretary of the corporation at its principal executive offices that the corporation call the special meeting, the corporation shall promptly appoint an inspector to perform a ministerial review of, and render a report to the corporation and the Initiating Stockholder concerning, the validity of such requests and any revocations thereof. The inspector will be instructed to perform such review and render such report promptly. The corporation shall not be required to call the special meeting until the inspector has rendered such report and certified in writing to the corporation and the Initiating Stockholder that valid, unrevoked requests for the calling of the special meeting were received from stockholders of record on the record date owning of record on such date at least a majority of the outstanding capital stock entitled to vote. Nothing contained in this subsection (b) shall be construed to mean or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any written request or revocation thereof, whether before or after certification by the inspector, through court proceedings or otherwise. Any dispute as to whether or not the corporation is required to call the special meeting of stockholders will be resolved through appropriate court proceedings, in which the corporation will request the court to resolve the dispute as expeditiously as possible.

         (c) Notwithstanding any other provision of these by-laws, no written request to call a special meeting of stockholders shall be effective unless, within 70 days after the record date fixed pursuant to subsection (b) of this
Section 6, the corporation has received such written requests from stockholders of record on such record date owning on such date at least a majority of the outstanding voting capital stock.

         (d) The record date for determining the stockholders of record entitled to vote at a special meeting called pursuant to this Section 6 shall be fixed by the board of directors, but shall not be later than 14 days after it is determined that the corporation is required to call such meeting. Written notice of the meeting shall be mailed by the corporation to stockholders of record on such record date within 10 days after the record date (or such longer period as may be necessary for the corporation to file its proxy materials with, and receive and respond to the comments of, the Securities and Exchange Commission), and the meeting will be held within 50 days after the date of mailing of the notice, as determined by the board of directors.

         (e) The business to be conducted at a special meeting called pursuant to this Section 6 shall be limited to the business set forth in the Notice and such other business or proposals as the board of directors shall determine and shall be set forth in the notice of meeting. The board of directors or the chairman of the board of directors may determine rules and procedures for the conduct of the meeting.

                                      -4-

         SECTION 7. Business transacted at any special meeting of stockholders shall be limited to the purposes
stated in the notice.

         SECTION 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power and entitled to vote on the matter present in person or represented by proxy and which has actually voted shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the certificate of incorporation or by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

         SECTION 10. Except as otherwise provided by law or by the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.
Every proxy must be authorized in a manner permitted by Section 212 of the DGCL or any successor provision.

         SECTION 11. In advance of any meeting of stockholders, the board of directors will appoint one or more inspectors of election, who need not be stockholders, as to the matters to be submitted to a vote at any such meeting.
The inspectors of election shall (i) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, (ii)
receive votes or ballots, (iii) hear and determine all challenges and questions arising in any way in connection with the right to vote, (iv) count and tabulate all votes, and (v) determine and report to the meeting the results. The inspectors shall take an oath that they will perform their duties impartially, in good faith, and to the best of their ability and as expeditiously as is practical. In the absence of appointment by the board of directors, the inspectors may be appointed by the chairman of the board or the chief executive officer.

At each meeting of the stockholders, the chairman of the board or, in the absence of the chairman of the board, the chief executive officer or, in the absence of the chairman of

                                      -5-

the board and the chief executive officer, such person as shall be selected by the board shall act as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

                                  ARTICLE III
                                    DIRECTORS
                                    ---------

         SECTION 1. The number of directors which shall constitute the whole board shall be not less than three nor more than 15, as may be designated from time to time by the board of directors. Subject to such policies as the board of directors may from time to time adopt, directors need not be stockholders.

         SECTION 2. Until the date of the 2009 annual meeting of stockholders
(the "Declassification Date"), the board shall be classified as provided in the certificate of incorporation. The members of each class of directors shall hold office until their successors are elected and qualified or until their earlier resignation, retirement, removal or death. Subject to the rights, if any, of the holders of any series of preferred stock, any vacancy on the board that results from an increase in the number of directors may only be filled by a majority of the board then in office, provided that a quorum is present, and any other vacancy occurring on the board may only be filled by a majority of the board then in office, even if less than a quorum, or by a sole remaining director. If the number of directors which constitutes the whole board is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that coincides with the remaining term of that class, but in no event shall a decrease in such number of directors shorten the term of any incumbent director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

         At each succeeding annual meeting of the stockholders of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Subject to the rights, if any, of the holders of any series of preferred stock, directors may be elected by the stockholders only at an annual meeting of stockholders.

         Subject to the rights, if any of the holders of any series of preferred stock to elect directors, any director may be removed from office by the stockholders only for cause and only in the manner provided in the certificate of incorporation.

                                      -6-

         The provisions of the three preceding paragraphs of this Section 2 shall automatically terminate and be of no further effect as of the
Declassification Date, and stockholders of the corporation will, at the 2009 annual shareholders meeting and, thereafter elect all directors on an annual basis. Such directors shall hold office until their successors are elected or qualified. From and after the Declassification Date, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by law.
From and after the Declassification Date, if, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         SECTION 3. The business of the corporation shall be managed under the direction of the board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                            THE CHAIRMAN OF THE BOARD

         SECTION 4. The board of directors may choose a chairman of the board who shall hold the position until his or her successor is chosen and qualifies and who may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in the position of chairman of the board may be filled by the board of directors. The chairman of the board shall preside at all meetings of the board of directors and stockholders, and shall have such other powers and duties as may from time to time be prescribed by the board of directors, upon written directions given to him or her pursuant to resolutions duly adopted by the board of directors. The chairman of the board shall not be an officer of the corporation.

                         THE VICE CHAIRMAN OF THE BOARD

         SECTION 5. The board of directors may choose a vice chairman of the board who shall hold the position until his or her successor is chosen and qualifies and who may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in the position of vice chairman of the board may be filled by the board of directors. The vice chairman of the board shall perform the duties of the chairman of the board in the absence of the chairman or in the event of his or her inability or refusal to act, and also shall perform such other duties as the board of

                                      -7-

directors may from time to time prescribe. The vice chairman of the board shall not be an officer of the corporation.

                       MEETINGS OF THE BOARD OF DIRECTORS

         SECTION 6. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         SECTION 7. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         SECTION 8. Special meetings of the board of directors for any purpose or purposes may be called by the chairman of the board or chief executive officer, and the chairman of the board, chief executive officer or the secretary shall call a special meeting upon request of at least two directors. If given personally, by telephone, by facsimile, by email or by overnight delivery service, the notice shall be given at least the day prior to the meeting. Notice may be given by regular mail if it is mailed at least five days before the meeting. In the event of an emergency which in the judgment of the chairman of the board or chief executive officer requires immediate action, a special meeting may be convened without notice, consisting of those directors who are immediately available by telephone and can be joined in the meeting by conference telephone. The actions taken at such a meeting shall be valid if at least a quorum of the directors participates either personally or by conference telephone.

         SECTION 9. At all meetings of the board, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law or by the certificate of incorporation or by-laws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                             COMMITTEES OF DIRECTORS

         SECTION 11. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
Except as otherwise provided by

                                      -8-

law, any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the oversight of the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it;
provided, however, that (i) no such committee shall have the power to approve an amendment to the by-laws or the certificate of incorporation and (ii) in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Unless otherwise prescribed by the board of directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of members present at a meeting at which there is a quorum shall be the act of such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors .

         SECTION 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                            COMPENSATION OF DIRECTORS

         SECTION 13. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                             NOMINATION OF DIRECTORS

         SECTION 14. Nominations for the election of directors may be made by the board of directors or a committee of the board of directors or by any stockholder entitled to vote for the election of directors. Nominations by the board of directors or a committee of the board of directors may be made by oral or written notice delivered to the secretary of the corporation by any officer or director on behalf of the board of directors or committee at any time prior to or at any meeting of the stockholders at which directors are to be elected.
Each notice of nomination of directors by the board of directors or a committee of the board of directors shall set forth the names of the nominees. Nominations by stockholders shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the corporation not less than 90 days nor more than 120 days prior to (i) any meeting (other than an annual meeting) at which directors are to be elected, appointed or designated or, (ii) in the case of an annual meeting, the anniversary of the previous year's annual meeting; provided, however, if, (x) in the case of an annual meeting, the annual meeting is scheduled to be held on a date more than
30 days prior to or delayed by more than 60 days after such anniversary date or,
(y) in the case of any other meeting, less than 100 days' notice of the meeting is given to stockholders, then notice by the stockholder

                                      -9-

must be delivered to the corporation no later than the later of the close of business 90 days prior to such meeting or the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was first made by the corporation (and in no event shall the public announcement of an adjournment of the meeting commence a new time period for a giving of a stockholder's notice under this Section 15). To be in proper written form, a stockholder's notice to the secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director
(i) the name, age, business address and residence address of the person, (ii)
the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person, (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of
1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and (v) a statement whether such person, if elected, intends to tender, promptly following such person's election or re-election, an irrevocable resignation effective upon such person's failure to receive the requisite vote for re-election at the next meeting at which such person would face re-election, in accordance with the corporation's Board Policy on Director Elections; and (b)
as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder,
(iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this
Section 15. The chairman of any meeting of stockholders of the corporation may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE IV
                                     NOTICES
                                     -------

         SECTION 1. Whenever, under the provisions of law or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it

                                      -10-

appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, or by such other means as are authorized by law. Notice to directors may also be given by facsimile or email.

         SECTION 2. Whenever any notice is required to be given under the provisions of law or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE V
                                    OFFICERS
                                    --------

         SECTION 1. The officers of the corporation shall be chosen by the board of directors and shall be a chief executive officer, a president, a secretary, a treasurer and a controller. The board of directors may also choose a chief operating officer, a chief financial officer, vice presidents, including executive, senior or group vice presidents and assistant vice presidents, and one or more assistant secretaries, assistant treasurers and assistant controllers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

         SECTION 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chief executive officer, a president, a secretary, a treasurer and a controller.

         SECTION 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         SECTION 4. The compensation of all officers and agents of the corporation shall be fixed by the board of directors.

         SECTION 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                                  THE PRESIDENT

         SECTION 6. The president shall, subject to the oversight of the board of directors, have responsibility for the general and active management of the business of

                                      -11-

the corporation and shall see that all orders and resolutions of the board of directors are carried into effect, and in the absence of the chairman of the board and the vice chairman of the board or in the event of their inability or refusal to act shall preside at all meetings of the stockholders and the board of directors.

         SECTION 7. The president shall possess the power to sign all certificates, contracts and other instruments which may be authorized by the board of directors, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                             CHIEF EXECUTIVE OFFICER

         SECTION 8. The chief executive officer shall, subject to the oversight of the board of directors, have responsibility for the general supervision of all aspects of the business of the corporation and corporate development, expansion and contraction and long-range planning of the corporation, including, without limitation, the acquisition, development and disposition of facilities necessary to implement the foregoing. The chief executive officer shall have and exercise such further powers and duties as may be specifically delegated or vested in him or her from time to time by these by-laws or by the board of directors. The chief executive officer shall possess the power to sign all certificates, contracts and other instruments which may be authorized by the board of directors, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The chief executive officer may combine his or her duties with those of any other office assigned to him or her by the board of directors.

                             CHIEF OPERATING OFFICER

         SECTION 9. The chief operating officer shall, subject to the oversight of the board of directors, have responsibility for the operations and functioning of the corporation's operating units and programs and the allocation among the corporation's operating units and programs of other officers and principal executive personnel of the corporation. The chief operating officer shall also perform such other duties and have such other powers as may be assigned to him or her by the board of directors. The chief operating officer shall possess the power to sign all certificates, contracts and other instruments which may be authorized by the board of directors, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The chief operating officer may combine his or her duties with those of any other office assigned to him or her by the board of directors.

                                      -12-

                             CHIEF FINANCIAL OFFICER

         SECTION 10. The chief financial officer shall, subject to the oversight of the board of directors, have responsibility for the corporation's finances and financial planning, the allocation among the corporation's operating units and programs of the corporation's financial resources and the corporation's internal accounting, auditing and financial controls. The chief financial officer shall also perform such other duties and have such other powers as may be assigned to him or her by the board of directors. The chief financial officer shall possess the power to sign all certificates, contracts and other instruments which may be authorized by the board of directors, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The chief financial officer may combine his or her duties with those of any other office assigned to him or her by the board of directors.

                                 VICE PRESIDENTS

         SECTION 11. The vice presidents shall perform such duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         SECTION 12. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, chief executive officer or president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

         SECTION 13. The assistant secretary, or if there be more than one , the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         SECTION 14. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in

                                      -13-

books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         SECTION 15. The treasurer shall disburse the funds of the corporation as may be authorized by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the corporation.

         SECTION 16. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

         SECTION 17. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors
(or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                    THE CONTROLLER AND ASSISTANT CONTROLLERS

         SECTION 18. The controller shall have the custody of the accounting records of the corporation and shall use his or her best efforts to cause the corporation to (1) keep full and accurate accounts of the financial condition and results of operations of the corporation as required by applicable law and
(2) cause the accounting and internal control systems of the corporation and the corporation's policies and procedures with respect to internal accounting and auditing and financial controls to comply with applicable law.

         SECTION 19. The controller shall render to the chief executive officer and the board of directors, at its regular meetings, or when the board of directors so requires, financial statements reflecting the results of operations and financial condition of the corporation.

         SECTION 20. The assistant controller, or if there shall be more than one, the assistant controllers in the order determined by the board of directors
(or if there be no such determination, then in the order of their election), shall, in the absence of the controller or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the controller and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                      -14-

                                   ARTICLE VI
                                 INDEMNIFICATION
                                 ---------------

         SECTION 1. INDEMNIFICATION IN ACTIONS OTHER THAN IN AN ACTION BY OR IN
THE RIGHT OF THE CORPORATION. To the full extent permitted by the Delaware
General Corporation Law (the "DGCL"), from time to time in effect and subject to the provisions of Section 3 of this Article VI, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         SECTION 2. INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE
CORPORATION. To the full extent permitted by the DGCL from time to time in effect and subject to the provisions of Section 3 of this Article, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees)
actually and reasonably incurred in connection with the defense or settlement of such action or suit such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of
Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 3. DETERMINATION OF CONDUCT. Any indemnification under Sections
1 and 2 of this Article VI (unless ordered by a court) shall be made by the corporation only

                                      -15-

as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and
2. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the corporation) in a written opinion, or (iii) by the stockholders.

         SECTION 4. RIGHT TO PAYMENT OF EXPENSES. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys'
fees) actually and reasonably incurred in connection therewith.

         SECTION 5. PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VI.
Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         SECTION 6. NON-EXCLUSIVITY. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         SECTION 7. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article
VI or Section 145 of the DGCL.

         SECTION 8. RIGHTS TO CONTINUE. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                      -16-

         SECTION 9. CONDITIONAL INDEMNIFICATION FOR CERTAIN PROCEEDINGS.
Notwithstanding anything in this Article VI to the contrary, no director, officer, employee or agent shall be entitled to indemnification pursuant to this
Article VI in connection with any action, suit or proceeding initiated by such person unless the board of directors has authorized or consented to the initiation of such action, suit or proceeding.

                                  ARTICLE VII
                              CERTIFICATES OF STOCK
                              ---------------------

         SECTION 1. Certificates representing shares of stock of the corporation shall be in such form as shall be determined by the board of directors, subject to applicable legal requirements. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, the chief executive officer or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation.

         Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

         SECTION 2. Where a certificate is countersigned (i) by a transfer agent other than the corporation or its employee, or (ii) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

         SECTION 3. The secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the secretary may, in his or her sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                      -17-

                               TRANSFERS OF STOCK

         SECTION 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

         SECTION 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be (i) more than 60 nor less than ten days before the date of such meeting or (ii) more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

         SECTION 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as, the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of
Delaware.

                                  ARTICLE VIII
                               GENERAL PROVISIONS
                               ------------------

                                    DIVIDENDS

         SECTION 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.
Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the

                                      -18-

interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

         SECTION 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

         SECTION 4. The fiscal year of the corporation begins on the first day of January and ends on the thirty-first day of December in each year.

                                      SEAL

         SECTION 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal,
Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX
                                   AMENDMENTS
                                   ----------

         SECTION 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.

(As amended July 22, 2005 and December 7, 2006)

                                      -19-